UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12670 High Bluff Drive San Diego, California 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2008, AWS Wireless Inc. (“AWS”), a wholly owned subsidiary of NextWave Wireless Inc. (“NextWave”) entered into an agreement to sell certain of its Advanced Wireless Services spectrum licenses to T-Mobile License LLC (“T-Mobile”) for $97.5 million. The geographic areas covered by the licenses include markets in: Pennsylvania, Maryland, Delaware, Virginia, West Virginia, Kentucky, Ohio, Tennessee, Georgia, North Carolina, Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Oklahoma, Kansas, California, Puerto Rico and the U.S. Virgin Islands.

The agreement with T-Mobile contains customary representations, warranties and covenants and remains subject to various standard closing conditions, including approvals by the Federal Communications Commission and Hart-Scott-Rodino review.

A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

Also, on July 16-18, 2008, AWS entered into separate agreements to sell certain of its Advanced Wireless Services spectrum licenses to each of Atlantic Wireless, L.P. (“Atlantic”), ACS Wireless, Inc. (“Alaska”) and MetroPCS AWS, LLC (“MetroPCS”).

Pursuant to the terms of these additional agreements, AWS will sell and assign certain of its Advanced Wireless Services licenses to Atlantic, Alaska and MetroPCS for an aggregate consideration of $52.6 million. The geographic areas covered by the licenses include markets in Indiana, Kentucky, Illinois, Ohio, Alaska, Georgia and Florida. The additional agreements contain customary representations, warranties and covenants and remain subject to various standard closing conditions, including approvals by the Federal Communications Commission.

Pursuant to the terms of NextWave’s 7% Senior Secured Notes due 2010 (the “Notes”), $75 million of the proceeds of the expected sales of AWS licenses described herein will be deposited into a restricted cash collateral account and any proceeds beyond the first $75 million will be used to redeem the Notes for 105% of the principal amount plus accrued interest. As described in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008, NextWave continues to pursue measures to secure additional capital to fund its operating losses and pursue its business plan. NextWave plans to provide an update regarding these efforts upon filing its Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 on August 7, 2008.

Investors should refer to NextWave’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2008 and other filings with the Securities and Exchange Commission for a description of risks relating to NextWave’s business, including, but not limited to our limited relevant operating history, our need to secure significant additional capital in the future to implement our business plan and to continue to fund our research and development activities and our operating losses until we become cash flow positive and generate earnings, our ability to manage growth or integrate recent or future acquisitions, and the other risks describe under the heading “Risk Factors” in such filings.

Item 9.01.	Exhibits.

Exhibit No.
Exhibit 10.1	Spectrum Acquisition Agreement between AWS Wireless Inc. and T-Mobile License LLC, dated July 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2008

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President-Corporate Development, Chief Legal Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Exhibit 10.1	Spectrum Acquisition Agreement between AWS Wireless Inc. and T-Mobile License LLC, dated July 17, 2008.